EXHIBIT 21

Schedule of Subsidiaries of the Company

Name	Doing Business As	% of Ownership (1)	Place of Incorporation
Administradora Soal S.A. de C.V.			Mexico
America’s Body Company Holdings, Inc.			Ohio
America’s Body Company, Inc.	Buckeye Truck Equipment		Delaware
Great Lakes Truck Equipment
Independence Truck Equipment
Liberty Truck Equipment Co.
Phoenix Manufacturing Incorporated
American Commercial Truck Equipment, Inc.			Florida
Askona Block LLC			Russia
Bentley Sales Unlimited, L.L.C.			Georgia
Bergen Cable Technology, LLC			Delaware
Block Russian Holdings, Inc.			Delaware
Buffalo Batt & Felt, LLC			Delaware
Cable Bergen de Mexico, S.A. de C.V.			Mexico
Changsha Pangeo Cable Industries, Ltd.		60%	China
Collier-Keyworth, LLC			North Carolina
Consorcio Industrial Serrano, S.A. de C.V.			Mexico
Craftmatic/Contour Organization, Inc.		5%	Delaware
Crest-Foam Corp.	Edison Foam Processing Corp.		New Jersey
No-Sag Foam Products Company
D.T.A. Comercializaciones, S.A. de C.V.			Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.			Mexico
DisplayPlan Limited			United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.		Delaware
Duro Metal Manufacturing, Inc.			Texas
Edmund Bell & Co., Limited			United Kingdom
Edron Fixture Corp.	Phase II Furniture and Store Fixtures Corp.		Florida
Fides s.r.l.			Italy
Flex-O-Lators, Incorporated			Missouri
Foothills Manufacturing Company			North Carolina
Fremont Wire Company			Indiana
Gateway (Textiles) Limited			United Kingdom
Gateway Holdings Limited			United Kingdom
Gateway Iberica S.r.l.		85%	Spain
GS Technologies, LLC		10%	Delaware
Guangdong Zhaoqing L&V Co. Ltd. (2)		60%	China
Hanes CNC Services Co.			North Carolina
Hanes Companies - New Jersey, LLC	Hanes		Delaware
Hanes Companies
Hanes Converting Company
Hanes Fabrics Company
Hanes Trading Company
Hanes Companies Foundation			North Carolina

Hanes Companies, Inc.	Hanes Converting Company		North Carolina
Hanes Dye & Finishing Division
Hanes Dye & Finishing Division, Inc.
Hanes Fabrics Company
Hanes Industries Division
Hanes Industries Division, Inc.
Hanes Industries Engineered Materials
HCI Converting Company
VWR Textiles & Supplies Inc.
Webtec
West End Textiles Company
Hanes International UK Limited	Wellhouse Wellhouse Wire Products		United Kingdom
Hong Kong Veilon Limited		60%	Hong Kong
Ikex, LLC			Delaware
Innovatech International S.A.			Greece
Inter-Spring Limited			United Kingdom
J.A. Wilson Display Ltd./Les Etalages J.A. Wilson Ltee	Fiber-Coaters		Canada
Impact Wire
J.A. Wilson Display
Les Etalages J.A. Wilson
Wilson Display
Japenamelac Corp.			Massachusetts
Jarex, LLC			Delaware
Jentschmann AG			Switzerland
John Pring & Son Limited			United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.			Mexico
Kovrov Russian Holdings, Inc.			Delaware
L and G Acquisition Company, LLC			Delaware
L and P Mexico, S.A. de C.V.	L and P Mexico, Incorporated		Mexico
L&P (Australia) Acquisition Co. No. 1 Pty Ltd			Australia
L&P (Germany) Property Management GmbH & Co. KG			Germany
L&P Acquisition Company - 38			Illinois
L&P Acquisition Company - 43	Leggett & Platt Coated Fabrics Division		Delaware
Vantage Industries
L&P Acquisition Company - 44			Delaware
L&P Acquisition Company - 56	Orthomatic		Delaware
L&P Acquisition Company - 58			Delaware
L&P Acquisition Company - 59			Delaware
L&P Acquisition Company - 60			Delaware
L&P Acquisition Company - 61			Delaware
L&P Acquisition Company - 62			Delaware
L&P Acquisition Company - 63			Delaware
L&P Acquisition Company - 64			Delaware
L&P Acquisition Company - 65			Delaware
L&P Acquisition LLC - 1			Delaware
L&P Acquisition LLC - 2			Delaware

L&P Acquisition LLC - 3			Delaware
L&P Acquisition LLC - 4			Delaware
L&P Acquisition LLC - 5	Leggett & Platt Cape Girardeau		Delaware
Leggett & Platt Carpet Cushion
L&P Automotive Europe GmbH			Germany
L&P Automotive Europe Headquarters GmbH			Germany
L&P Automotive Japan Ltd.			Japan
L&P Denmark ApS			Denmark
L&P Europe Limited			United Kingdom
L&P Europe SCS			Luxembourg
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH			Germany
L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG			Germany
L&P Financial Services Co.			Delaware
L&P Holdings LLC			Delaware
L&P Hungary Ltd.		80%	Hungary
L&P International Holdings Company			Delaware
L&P Manufacturing, Inc.	Product Technologies, Inc.		Delaware
Steadley Company
Syd-Ren Industries
L&P Materials Manufacturing, Inc.	Adcom Wire Company		Delaware
American NonSlip Products
Griptex
KLM Industries
Leggett & Platt Coated Fabrics Division
Mary Ann Industries
Rug Hold
Vantage Industries
L&P Netherlands Holdings B.V.			Netherlands
L&P Partners Holding Company, Inc.			Delaware
L&P Property Foremost Industrial Park LLC			Michigan
L&P Property Management Company	L&P PMC, Inc.		Delaware
Leggett & Platt Carpet Cushion
L&P Springs (Kovrov) LLC			Russia
L&P Springs Denmark A/S			Denmark
L&P Springs Deutschland GmbH			Germany
L&P Springs Espana, S.L.			Spain
L&P Swiss Holding Company			Switzerland
L&P tehnologije d.o.o.			Croatia
L&P Transportation LLC			Delaware
L&P Underlay Products, Inc.			Delaware
LCP Truck Equipment, Inc.			California
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion		Delaware
Leggett & Platt (Alberta) Ltd.			Canada
Leggett & Platt (Australia) Pty Ltd			Australia
Leggett & Platt (Barbados) Ltd.			Barbados
Leggett & Platt (Chengdu) Co. Ltd.			China
Leggett & Platt (Gibraltar) (No. 3) Limited			Gibraltar
Leggett & Platt (Gibraltar) Finance Limited			Gibraltar
Leggett & Platt (Gibraltar) Holdings Limited			Gibraltar

Leggett & Platt (Guang Zhou) Co. Ltd.		China
Leggett & Platt (Huizhou) Co Ltd		China
Leggett & Platt (Jiaxing) Co. Ltd.		China
Leggett & Platt (Ningbo) Mattress Machinery Co., Ltd.		China
Leggett & Platt (Shanghai) Automotive Consulting Co. Ltd.		China
Leggett & Platt (Shanghai) Bedding Machinery Co. Ltd.		China
Leggett & Platt (Shanghai) Co. Ltd.		China
Leggett & Platt (Shanghai) Consulting Co. Ltd		China
Leggett & Platt (Southeast Asia) Pte Ltd.		Singapore
Leggett & Platt (Taizhou) Co. Ltd.		China
Leggett & Platt Administradora, S.A. de C.V.		Mexico
Leggett & Platt Asia Fixtures Limited		Mauritius
Leggett & Platt Asia Holdings (Switzerland) GmbH		Switzerland
Leggett & Platt Asia Marketing, Inc.		Delaware
Leggett & Platt Canada Co.	Blanchet	Canada
Blanchet Lumber
Bois J.L.P.
Bois-Aise de Roberval
Canadian Furniture
Conestogo Plastics
Crown North America
Crown-VMS
Excell Store Fixtures
Globe Spring
Globe Spring & Cushion Company
Gor-don Metal Products
H. Adler Textiles
L&P Plastics
Leggettwood
Leggettwood, Levis
Leggettwood, Roberval
Leggettwood, Saint-Germain
Leggettwood, Saint-Nicholas
Leggettwood, St-Germain
Leggettwood, St-Nicholas
Lenrod Industries
Lenrod Industries, a Division of Leggett & Platt Canada Co.
Les Bois Blanchet
Les Industries Lenrod
Les Industries Lenrod, une Division de Societe L&P Canada
Les Textiles H. Adler
Masterack/Crown
No-Sag Spring Company
Northfield Metal Products
Paris Spring
Plastiques L et P
PMI
Purchase Marketing
Rothtex
Slot All
Slotex
Spruceland Forest Products

The Strip Maker
Vehicle Management Systems
VMS
Weber Plastics Co.
Westex
Westex International
Wiz Wire and Spring
Leggett & Platt Canada Finance Ltd.			Canada
Leggett & Platt Components (Australia) Pty Ltd			Australia
Leggett & Platt Components Company, Inc.	Cameo Fibers		Delaware
Cumulus Fibres
Everwood Products
L&P Carpet Cushion Division
Matrex Furniture Components, Inc.
SEMCO
SEMCO, a Leggett & Platt Company
Sterling & Adams Bentwood
Universal Stainless, Inc.
Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated		Mexico
Leggett & Platt do Brasil Ltda.			Brazil
Leggett & Platt Eastern Europe LLC			Russia
Leggett & Platt Europe Finance SCS			Luxembourg
Leggett & Platt France			France
Leggett & Platt International Service Corporation			Delaware
Leggett & Platt Korea, Ltd.			South Korea
Leggett & Platt Kwang Jin Automotive Products Co., Ltd.		55%	South Korea

Leggett & Platt Luxembourg Finance Company Sarl			Luxembourg
Leggett & Platt Luxembourg Holdings S.a.r.l.			Luxembourg
Leggett & Platt Luxembourg Sarl			Luxembourg
Leggett & Platt Middle East, Incorporated			Delaware
Legett & Platt Office Components International S.r.l.			Italy
Leggett & Platt Residencial, S.A. de C.V.			Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.			Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.			Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.			Mexico
Leggett & Platt Servicios Productivos S.A. de C.V.			Mexico
Leggett & Platt Servicios, S.A. de C.V.			Mexico
Leggett & Platt Tax Partnership			Missouri
Leggett & Platt Turkey, Inc.			Delaware
Leggett & Platt UK Limited			United Kingdom
Leggett Partners, L.P.	Adcom Wire Company		Texas
Hoover Wire Company
Parthenon Metalworks
LPAG China, Inc.			Delaware
Masterack International Limited			United Kingdom
Masterack Latinoamerica, S.A. de C.V.			Mexico

Met Displays, Inc.			Illinois
Metal Bed Rail Company, Inc.			North Carolina
Metrock Steel & Wire Company, Inc.			Alabama
MF Knitting Co. Limited			United Kingdom
Middletown Manufacturing Company			Kentucky
MPI (A Leggett & Platt Company), Inc.			Texas
MPI, Inc.			Mississippi
MZM Wire S.A. de C.V.			Mexico
MZM, S.A. de C.V.			Mexico
Nagle Industries, Inc.			Michigan
Nahtec L&P GmbH			Germany
National Fibers Company			Tennessee
Northeastern Components (International) Ltd.			United Kingdom
Northwest Truckstell Sales, Inc.			Oregon
Omni First Corp.			Delaware
Pace Industries de Chihuahua, S.A. de C.V.		99.998%	Mexico
Pace Industries de Mexico, S.A. de C.V.		99.998%	Mexico
Pace Industries of Mexico, L.L.C.			Delaware
Pace Industries, Inc.	Airo Die Casting, Inc.		Arkansas
Airo Die Casting, Inc. - A Leggett & Platt Company
St. Paul Metalcraft, Inc.
Pangeo Cable Industries, Ltd. (3)		60%	Canada
Parthenon Metal Works, Inc.			Tennessee
Pullmaflex AB			Sweden
Pullmaflex Benelux N.V.			Belgium
Pullmaflex International B.V.			Netherlands
Pullmaflex International Limited			United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa
Pullmaflex UK Limited			United Kingdom
Scherer Truck Equipment of Indiana, LLC			Indiana
Scherer Truck Equipment of Kentucky, LLC			Missouri
Scherer Truck Equipment of Michigan, Inc.			Michigan
Scherer Truck Equipment, Inc.			Kansas
Schukra Acquisition Co. Inc.			Canada
Schukra Berndorf Ges.m.b.H.			Austria
SCHUKRA Holdings GmbH			Austria
Schukra of North America Ltd.	Schukra Manufacturing		Canada
Schukra USA, Inc.			Michigan
SCHUKRA-Geratebau AG			Austria
Solon Specialty Wire Co.			Delaware
Southwest Carpet Pad, Inc.			California
Spuhl AG			Switzerland
Sterling Steel Company, LLC			Delaware
Talbot Industries, Inc.	L&P Plastics - Poplar Bluff		Missouri
Technical Plastics Corporation			Missouri
Unique Molded Products, Inc.			Delaware
Vantage Industries, Inc.			Georgia
Wichita Wire, Inc.			Kansas
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		60%	China

Wyn Products Pty Ltd	Australia
ZSP Wire Industries (Pty) Ltd	South Africa

(1) Percent of ownership is shown if less than one hundred percent.
(2) Guangdong Zhaoqing is a wholly-owned subsidiary of Hong Kong Veilon Limited, in which Leggett’s wholly-owned subsidiary, L&P International Holdings Company, holds 60% interest.

(3)    Pangeo Cable Industries Ltd. is a wholly-owned subsidiary of Changsha Pangeo Cable Industries Ltd., in which Leggett’s wholly-owned subsidiary, L&P International Holdings Company, holds a 60% interest.